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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported) January 16, 2002
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                          INSPIRE PHARMACEUTICALS, INC.
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               (Exact Name of Registrant as Specified in Charter)


            Delaware                   000-31135                 04-3209022
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(State or Other Jurisdiction          (Commission             (I.R.S. Employer
      of Incorporation)               File Number)           Identification No.)


4222 Emperor Boulevard, Suite 470, Durham, North Carolina           27703-8466
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(Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number, including area code  (919) 941-9777
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          (Former Name or Former Address, If Changed Since Last Report)

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Item 5. Other Events.

     On January 16, 2002, Inspire Pharmaceuticals, Inc. issued the following press release:

"INSPIRE ANNOUNCES PRELIMINARY RESULTS IN FIRST PHASE III CLINICAL TRIAL OF INS365 OPHTHALMIC FOR THE TREATMENT OF DRY EYE

"DURHAM, NORTH CAROLINA - January 16, 2002 - Inspire Pharmaceuticals, Inc. (Nasdaq: ISPH) announced today top line preliminary efficacy results from the first of two Phase III clinical trials for INS365 Ophthalmic eye drops for the treatment of dry eye. These preliminary results indicate that INS365 Ophthalmic did not meet the primary efficacy objectives of the study. While patient improvement on INS365 Ophthalmic was clearly observed, and was similar to that observed in the Phase II study, there was an improvement of similar magnitude observed in the placebo group. The trial was a placebo-controlled, double-masked comparison of the safety and efficacy of INS365 Ophthalmic to placebo, at concentrations of 1% and 2%. This first of two Phase III studies enrolled 558 patients in 35 sites across the United States. The second Phase III study is ongoing, and efficacy results are expected in the second quarter of this year. The company will make a decision on whether or not to continue the program when the results of the second Phase III trial are available.

" `We are clearly disappointed by the results of this first Phase III trial,' stated Christy L. Shaffer, President and CEO of Inspire. `The placebo effect in this trial was greater than in our Phase II trial, and we will be continuing to analyze these preliminary data in the coming weeks to determine whether there are factors that influenced these preliminary results.'

"Inspire Pharmaceuticals, Inc. discovers and develops new drugs to treat diseases characterized by deficiencies in the body's innate defense mechanisms of mucosal hydration and mucociliary clearance, as well as other non-mucosal disorders. Mucosal defense mechanisms are the natural way that the body defends its mucosal surfaces against dust, pollutants, bacteria and viruses. Inspire's lead product candidates target ophthalmic and respiratory diseases with inadequate current treatments and which represent large therapeutic market opportunities. Inspire has six product candidates in clinical development, and has development and commercialization alliances with Allergan, Inc., Kissei Pharmaceutical Co., Ltd., Santen Pharmaceutical Co., Ltd. and Kirin Brewery Co., Ltd. Inspire's products are based on proprietary technology relating to P2Y receptors. Inspire is exploring other target diseases where it believes P2Y receptors play important biological roles.

"The forward-looking statements in this news release relating to management's expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue and earnings expectations, intellectual property rights and litigation, competitive products, results of clinical trials, the need for additional research and testing, delays in manufacturing, funding and the timing and content of decisions made by regulatory authorities, including the United States

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Food and Drug Administration. Further information regarding factors that could affect Inspire's results is included in Inspire's filings with the Securities and Exchange Commission. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events."

A live webcast of our conference call on January 16th at 9:15 am Eastern and a replay for 14 days after will be available at http://www.videonewswire.com/Inspire/011602/.


                                    * * * * *


During the January 16, 2002 conference call, Inspire indicated that it will continue to review the data from the first Phase III clinical trial for INS365 Ophthalmic eye drops, while the safety extension portion of the study continues; that the safety extension may also include additional efficacy data; that it intends to review the results of the second Phase III clinical trial with its partner, Allergan Inc., prior to making any decisions about the future of the dry eye program; that the company does not currently have any financing plans; and that it does not intend to make any changes in staffing levels at this time.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Inspire Pharmaceuticals, Inc.


                                           By: /s/ Gregory J. Mossinghoff
                                              ---------------------------
                                               Gregory J. Mossinghoff,
                                               Senior Vice President and
                                               Chief Business Officer

Dated: January 16, 2002